Exhibit 99.1

Depomed Reports Second Quarter 2011 Financial Results

MENLO PARK, Calif., Aug. 1, 2011 — Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the second quarter ended June 30, 2011. Total revenues for the quarter were $21.2 million compared to $24.4 million for the second quarter of 2010. Net loss for the quarter was $5.7 million, or $0.11 per share, compared to net income of $4.1million, or $0.08 per share for the second quarter of 2010. Net income for the second quarter of 2010 included the one-time recognition of a $10 million milestone payment from Abbott Products, Inc. related to the FDA’s acceptance for review of the New Drug Application for GraliseTM (gabapentin). Cash, cash equivalents and marketable securities were $164.2 million as of June 30, 2011 compared to $76.9 million as of December 31, 2010.

Glumetza product sales for the second quarter of 2011 were $16.2 million, compared to $11.6 million for the second quarter of 2010.  License and collaborative revenue for the second quarter of 2011 was $5.0 million, compared to $12.7 million for the second quarter of 2010.  The decrease in license and collaborative revenue was primarily due to the one-time $10 million milestone from Abbott Products, Inc. recognized in the second quarter of 2010.

Total operating expenses for the second quarter of 2011 were $25.1 million, compared to $17.2 million for the second quarter of 2010.

Research and development expense for the second quarter of 2011 was $4.0 million, compared to $4.6 million for the second quarter of 2010.

“We’ve been laser focused and working hard on preparation for the launch of Gralise,” said Depomed President and CEO, Jim Schoeneck. “We’ve put an experienced team in place, we’re making good progress on all aspects of the launch and are now targeting introduction of the product to the market in October. The investment we’ve made in preparing for the launch is reflected in our SG&A expense.”

Selling, general and administrative expense for the second quarter of 2011 was $21.0 million, compared to $12.6 million for the second quarter of 2010. The increase in selling, general and administrative expense was primarily due to sales and marketing costs related to the planned launch of Gralise in the fourth quarter of 2011, and a $3.0 million increase in Glumetza promotion fees to Santarus resulting from higher Glumetza product sales.

Second Quarter 2011 Business Highlights

•                  Revenue from product sales increase 39% over second quarter 2010

•                  Engagement of inVentiv Selling Solutionsto provide the sales team for the launch of Gralise.

•                  Appointment of James A. Schoeneck as President and CEO

•                  Hiring of vice presidents of sales and marketing.

Conference Call

Depomed will host a conference call today, Monday, Aug 1, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.

The dial-in number for the conference call is 888-668-1637 and the passcode is 8395424. For the webcast, access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with one approved product on the market and another recently approved product.  GraliseTM (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia (PHN).  Glumetza® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  The company also has a robust pipeline including Serada®, which is in Phase 3 clinical development for menopausal hot flashes, as well as earlier stage candidates.  Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for controlled release of medications to the upper gastrointestinal tract when dosed with food. Additional information about Depomed may be found on its website, http://www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements included in this press release that are not a description of historical facts are forward-looking statements.  These forward-looking statements include statements related to the launch and prospects for Gralise, and the timing and results of the conclusion of the Breeze 3 clinical trial.  The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved.  The achievement of those plans and objectives involves risks and uncertainties including, but not limited to, risks and uncertainties related to the launch and market acceptance of Gralise; results of clinical trials and other research and development efforts; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product sales	$16,153	$11,657	$31,464	$24,257
Royalties	67	91	232	179
License and collaborative revenue	4,998	12,671	72,623	15,342
Total revenues	21,218	24,419	104,319	39,778

Costs and expenses:
Cost of sales	2,140	2,981	3,775	4,462
Research and development expense	4,043	4,570	9,197	9,758
Selling, general and administrative expense:
Promotion fee expense	11,055	8,099	21,317	16,978
Other selling, general and administrative expense	9,976	4,541	17,216	8,091
Total selling, general and administrative expense	21,031	12,640	38,533	25,069
Gain on settlement agreement	—	—	(40,000)	—
Total costs and expenses	27,214	20,191	11,505	39,289

Income (loss) from operations	(5,996)	4,228	92,814	489

Other income (expense):
Interest and other income	357	56	436	150
Interest expense	(39)	(157)	(109)	(340)
Total other income (expense)	318	(101)	327	(190)

Net income (loss) before income taxes	(5,678)	4,127	93,141	299

Provision for income taxes	(1)	(1)	(3)	(2)

Net income (loss)	$(5,679)	$4,126	$93,138	$297

Basic net income (loss) applicable to common stock shareholders per common share	$(0.11)	$0.08	$1.73	$0.01
Diluted net income (loss) applicable to common stock shareholders per common share	$(0.11)	$0.08	$1.67	$0.01

Shares used in computing basic net income (loss) per common share	54,056,064	52,436,681	53,706,617	52,368,085
Shares used in computing diluted net income (loss) per common share	54,056,064	53,103,623	55,883,346	52,918,507

DEPOMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2011	2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$36,311	$22,526
Marketable securities	77,522	47,825
Accounts receivable	7,360	6,094
Receivables from collaborative partners	584	253
Inventories	5,014	1,571
Prepaid and other current assets	2,918	1,330
Total current assets	129,709	79,599
Marketable securities, long-term	50,377	6,537
Property and equipment, net	994	698
Other assets	181	197
	$181,261	$87,031
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	23,522	18,473
Deferred product sales	420	1,041
Deferred license revenue	7,647	10,665
Other current liabilities	404	635
Current portion of long-term debt	121	2,170
Total current liabilities	32,114	32,984
Deferred license revenue, non-current portion	23,328	30,926
Other long-term liabilities	—	15
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding at June 30, 2011 and December 31, 2010	—	—
Common stock, no par value, 100,000,000 shares authorized; 55,339,962 and 52,957,787 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	200,831	191,343
Accumulated deficit	(75,167)	(168,306)
Accumulated other comprehensive gain	155	69
Total shareholders’ equity	125,819	23,106
	$181,261	$87,031

(1) Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

CONTACT:

Abe Wischnia, Director, Investor Relations

Depomed, Inc.

650-462-5900

awischnia@depomed.com